Tyson Foods, Inc.
Investor Presentation

August 2014

Bringing families together.™

CAUTIONARY INFORMATION

Tyson

Cautionary Statement Regarding Forward Looking Statements

This presentation contains certain forward-looking statements, including with respect to certain plans and objectives of Tyson Foods and Hillshire Brands with respect to the proposed tender offer and related transactions, including the timing of the completion of the merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "hope", "aim", "continue", "will", "may", "would", "could" or "should" or other words of similar meaning or the negative thereof. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: the effect of, or changes in, general economic conditions; fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; successful rationalization of existing facilities and operating efficiencies of the facilities; risks associated with our commodity purchasing activities; access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; changes in consumer preference and diets and our ability to identify and react to consumer trends; significant marketing plan changes by large customers or loss of one or more large customers; adverse results from litigation; risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; effectiveness of advertising and marketing programs; the risk that the recently announced binding offer to acquire The Hillshire Brands Company ("Hillshire") and any related tender offer and merger may not be consummated, or may not be consummated in a timely manner; the risk that a regulatory approval that may be required for the transaction is not obtained, or could only be obtained subject to conditions that are not anticipated; the risk that Hillshire will not be integrated successfully into Tyson following the consummation of any transaction; and the risk that revenue opportunities, cost savings, synergies and other anticipated benefits from the transaction may not be fully realized or may take longer to realize than expected, and those other factors listed under "Risk Factors" in the prospectuses referred to below under "Additional Information and Where to Find It".

Non-GAAP Financial Information

This presentation includes certain non-GAAP financial measures as defined by SEC rules. Such non-GAAP financial measures are presented as a supplemental financial measurements in the evaluation of our business. We believe the presentation of these financial measures helps investors to assess our operating performance from period to period and enhances understanding of our financial performance and highlights operational trends. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. However, the such measurements may not be comparable to those of other companies in our industry, which limits their usefulness as a comparative measures. Such measures are not required by or calculated in accordance with GAAP and should not be considered as a substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity.

CAUTIONARY INFORMATION

Non-GAAP Financial Information (cont'd)
Such measures are useful tools for assessing, but is not a reliable indicator of financial performance. As a result, investors should rely primarily on our GAAP results, and use non-GAAP financial measures only supplementally, in making investment decisions. As required by Regulation G, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available in the Appendix.

Additional Information and Where to Find It
Tyson has filed a registration statement (including a base prospectus and prospectus supplements) with the SEC for the offering to which this communication relates. The offering is being made pursuant to a prospectus. Before you invest, you should read the prospectus in the registration statement and other documents Tyson has filed with the SEC for more complete information about Tyson and these offerings. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov.

Important Information for Investors and Security Holders
This communication is not an offer to buy or the solicitation of an offer to sell any securities of Hillshire Brands. A solicitation and an offer to buy shares of Hillshire Brands common stock is being made pursuant to a Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) that HMB Holdings, Inc., a wholly owned subsidiary of Tyson Foods, Inc., has filed with the U.S. Securities and Exchange Commission (the "SEC"). Hillshire Brands has also filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and Stockholders are urged to read the Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9, as well as other documents filed with the SEC, because they contain important information. The Tender Offer Statement and Solicitation/Recommendation Statement on Schedule 14D-9 have been sent free of charge to Hillshire Brands stockholders and these and other materials filed with the SEC may also be obtained from Hillshire Brands upon written request to the Investor Relations Department, 400 South Jefferson Street, Chicago, Illinois 60607, telephone number (312) 614-8100 or from Hillshire Brands' website, http://investors.hillshirebrands.com. In addition, all of these materials (and all other documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov, or by directing requests for such materials to MacKenzie Partners, Inc., the Information Agent for the offer, at (800) 322-2885 (please call (212) 929-5500 (collect) if you are located outside the U.S.).

OFFERING SUMMARY OF TERMS

Issuer / Guarantor	Tyson Foods, Inc. / Tyson Fresh Meats, Inc.
Issue	Senior Unsecured Notes
Format	SEC Registered
Amount	$ Benchmark
Tenors	5-, 10- and 30-years
Use of Proceeds	To finance portion of the acquisition of Hillshire Brands
Expected Ratings	Moody's: Baa3 S&P: BBB Fitch: BBB
Covenants	Standard investment grade covenants, including CoC
Special Mandatory Redemption	Company will redeem the notes at 101% of par if it does not consummate the Hillshire Brands acquisition by April 1, 2015
Active Bookrunners	Morgan Stanley and J.P. Morgan

PRESENTER



Dennis Leatherby
Executive Vice President &
Chief Financial Officer

Dennis Leatherby was appointed Executive Vice President and Chief Financial Officer in 2008 after serving as Senior Vice President, Finance and Treasurer since 1998. He also served as Interim Chief Financial Officer from 2004 to 2006. Mr. Leatherby was initially employed by the Company in 1990.

INVESTOR HIGHLIGHTS

- ✓ Tyson is one of the largest meat protein companies in the United States
- ✓ Tyson is one of the most recognized brand names in the food industry
- ✓ Hillshire acquisition creates ~$40Bn best-in-class food company
- ✓ Multi-protein, multi-channel and multinational presence
- ✓ Leader in protein: produces ~1 of every 5 pounds of chicken, beef & pork in the U.S.
- ✓ Strong, diversified portfolio of iconic retail foods brands
- ✓ With Hillshire, Tyson becomes the #2 player in U.S. frozen foods
- ✓ Strong cash flow generation earmarked for rapid deleveraging
- ✓ Firmly committed to investment grade, evidenced by:
  - Sizeable $2.4Bn common stock & tangible equity units issuance
  - $2.5Bn term loan, allowing for immediate debt repayment

TYSON OVERVIEW

THERE IS VALUE IN DIVERSITY

Tyson

- **Multi-Protein** Chicken, Beef, Pork
- **Multi-Channel** Retail, Food Service, Exports
- **Multi-National** United States, China, India
- **Broad Product Portfolio**
  - Value-added Chicken
  - Value-added Beef & Pork
  - Pepperoni
  - Beef & Pork Pizza Toppings
  - Pizza Crusts
  - Tortillas
  - Bread Sticks
  - Handheld Foods
  - Sausage
  - Snacks
  - Fully-cooked Dinner Meats
  - Bacon
  - Deli Meats
  - Hams
  - Franks
  - Ethnic Foods
  - Soups & Sides
  - Sauces
  - Appetizers
  - Breakfast Items
  - Prepared Meals
  - Meal Kits
  - Commodity Chicken
  - Commodity Beef & Pork
  - Breakfast Sausage
  - Frozen Protein Breakfast
  - Smoked Sausage
  - Lunchmeat
  - Hot Dogs
  - Corn Dogs
  - Cocktail Links

The Hillshire acquisition further diversifies our business into higher margin, retail branded prepared foods

SALES BY SEGMENT & DIST. CHANNEL

Total Sales: $34.4 billion

TYSON FOODS FISCAL 2013 SALES BY SEGMENT*



International
4%
Prepared
Foods
10%
Pork
13%
Beef
41%
Chicken
32%

TYSON FOODS FISCAL 2013 SALES BY DISTRIBUTION CHANNEL



Other
6%
International
& Exports
17%
Consumer
Products
43%
Food
Service
34%

Tyson's multi-protein approach is supported by multi-channel distribution

* During the second quarter of fiscal 2014, we began reporting our International operation as a separate segment, which was previously included in our Chicken segment. Our International segment became a separate reportable segment as a result of changes to our internal financial reporting to align with previously announced executive leadership changes. The Beef, Pork and Prepared Foods segment results were not impacted by this change. Fiscal 2013 has been reclassified to reflect this change.

MARKET LEADERSHIP

U.S. CHICKEN PRODUCTION



Tyson 21%
Pilgrim's Pride 18%
Sanderson 7%
Perdue Farms 7%
Other 47%

Source: Watt Poultry USA, March 2014

TOP U.S. BEEF PACKERS



Tyson 23%
JBS USA 21%
Cargill 20%
National Beef 11%
Other 25%

Source: Cattle Buyers Weekly, % of Daily Slaughter Capacity (head), 2013

U.S. PORK PRODUCTION



Tyson 17%
Smithfield 26%
JBS Swift 11%
Cargill 9%
Hormel 8%
Others 29%

Source: National Pork Board, 2013 Quick Facts
Based on Estimated Daily U.S. Slaughter Capacity

Tyson produces approximately 1 out of every 5 pounds of chicken, beef and pork in the United States

VALUABLE PRODUCT PORTFOLIO

Product Categories	Tyson	Hillshire	Competitor A	Competitor B	Competitor C	Competitor D	Competitor E	Competitor F	Competitor G	Competitor H
Chicken	X	X	X					X	X	X
Fresh Chicken	X		X					X	X	X
Value-Added Chicken	X	X	X					X	X	X
Pork (boxed)	X		X	X	X	X				
Sliced Meats/Ham	X	X		X	X	X				
Bacon	X			X	X	X				
Pre-Cooked Ribs	X				X	X				
Pork Sausage	X	X			X	X				
Portioned Cut	X	X		X	X					
Beef (boxed)	X		X	X			X			
Patties	X	X		X			X			
Cooked	X	X		X						
Portioned Cut	X			X			X			
Prepared Foods	X	X				X				
Pizza Toppings	X					X				
Pizza Crust	X									
Tortilla/Chips	X									
Soups/Sauces	X			X						
Culinary Specialties	X									
Handhelds	X	X				X				

Tyson offers product innovation, consumer insights and a broad portfolio of foods and brands that provide solutions for our customers while giving us pricing power beyond commodity protein

POSITIONED FOR SUCCESS

- Approximately 115,000 Team Members worldwide
- Second largest food production company in the *Fortune* 500
- Worldwide locations:
  - 57 Chicken plants (1)
  - 13 Beef plants (2)
  - 9 Pork plants (2)
  - 27 Prepared Foods plants (3)
- Beef and pork plants are near cattle and hog supplies, which lowers transportation costs and improves availability of livestock for processing
- Chicken plants are located in regions with a climate suitable for poultry production and access to feed grains
- International operations in China and India

Where we are in the U.S.**



- Chicken
- Beef
- Pork
- Prepared Foods
- Case-Ready Beef & Pork
- Animal Nutrition

Notes
1. As of July 2014 and does not reflect planned sale of 6 plants in Mexico and Brazil
2. Includes three case-ready beef and pork plants
3. As of July 2014 and does not reflect announced closure of 3 facilities, to be shut down to improve operational efficiency

ACCOMPLISHMENTS SINCE 2010

Tyson Foods has achieved an improved level of performance while navigating global economic challenges, unfavorable market dynamics and often staggering input cost increases. From FY2010 through FY2013 Tyson:

- ✓ Delivered record sales each year
- ✓ Generated $5 billion in operating cash flows after funding $700 million in working capital increases
- ✓ 4 consecutive years of $1+ billion in operating cash flows each year with $1.3 billion in FY2013
- ✓ Invested $2.5 billion back into the business to fuel continued improvement, growth and acquisitions
- ✓ Retired $1.6 billion of debt with operating cash flow (1)
- ✓ Established investment grade rating profiles with Moody's, S&P and Fitch
- ✓ Improved liquidity to $2.1 billion at the end of FY2013
- ✓ Achieved $795 million in operating efficiencies in the chicken segment (more than $1 billion in total since 2008)

"The turnaround is over. It's time to turn it on."
– Donnie Smith, Tyson Foods President & CEO

Note
1. Includes $458 million 2013 Notes repaid 17 days into Q1 2014

GROWTH IN GLOBAL PROTEIN CONSUMPTION

Tyson

WORLD POPULATION GROWTH

7B 2013

9B 2050

(UNITED NATIONS)

POPULATION GROWING 75M/YEAR

(UNITED NATIONS)

IT'S ESTIMATED THAT IN **40 YEARS** THE WORLD WILL NEED 100% MORE FOOD THAN WE PRODUCE TODAY

(CENTER FOR FOOD INTEGRITY)

Global protein consumption is projected to grow more than 500% from 1960 to 2022

- The world's population is growing; protein consumption is growing with it
- Globally, as people enter the middle class, they add protein to their diets
- To feed the global demand for protein, the U.S. is exporting more of its protein production
- U.S. protein production is flat to declining; less protein available to U.S. consumers resulting in higher domestic pricing

INNOVATION DRIVES NEW PRODUCTS AND GROWTH

Tyson


Tyson
Grilled & Ready
Hot & Spicy
Mini Chicken Sandwiches
Whole Grain
Nature Raised
Whole Grain Breast Nuggets
CHUCK E. CHEESE'S
Chicken Noodle Soup
WRIGHT
SMOKED BACON
NOW
anytizers
BRUSCHETTA
CHICKEN & BACON
Weaver
CHICKEN BREAST STRIPS
GLUTEN FREE
Nature Raised
All Natural
Chicken Breast


Tyson
anytizers
Boneless Chicken
WYNGZ

Product innovation is at the core of our ability to retain and grow our customer base

HILLSHIRE TRANSACTION OVERVIEW

WHY HILLSHIRE?

- ✓ Combines the protein industry's best operations and marketing talents to create a ~$40 billion best-in-class food company
- ✓ Brings a strong portfolio of iconic, market-leading retail prepared foods brands
- ✓ Transforms Tyson's private label prepared foods offerings with a higher margin, branded portfolio
- ✓ Complements Tyson's strong food service prepared foods business
- ✓ Creates prepared foods synergy opportunities in excess of $500 million by year three
- ✓ Avoids costs associated with building retail brands from the ground up
- ✓ Produces compelling financial opportunities – particularly on return on invested capital

Hillshire moves Tyson Foods forward faster

FINANCING THE TRANSACTION

Sources ($MM)	
Cash	362
Class A Common Stock Offering (1)	900
Tangible Equity Units (1)	1,500
Notes Offering (1)	3,250
New Term Loans (1)	2,500
Total Sources	**$8,512**

Uses ($MM)	
Equity Purchase Price	8,081
Pinnacle Breakage Cost	163
Other Transaction Fees and Expenses (2)	268
Total Uses	**$8,512**

Notes
1. Before discounts, commissions and expenses
2. Includes discounts, commissions and expenses of this offering and assumes no exercise of the underwriters' over-allotment option for the concurrent Class A common stock offering

COMBINES STRENGTHS OF TYSON AND HILLSHIRE

Tyson

Tyson

- ✓ Strong operational acumen
- ✓ Low cost producer
- ✓ One of the largest refrigerated trucking fleets in the U.S.
- ✓ Excellence in commodity purchasing and processing

Hillshire BRANDS

- ✓ Iconic brands with leading share in the most important value-add protein categories
- ✓ Expertise in new product development and innovation
- ✓ Thought leader in marketing and brand development

Combines the protein industry's best marketing and operations talent into one team

STRONG BRAND POSITIONING

Tyson

Strong Brand Positioning Based on Consumer Insights

Brand	Positioning
Hillshire Farm	"Farm House Quality Meats"
Jimmy Dean	"Hearty Comfort Food"
Ball Park	"Better Guy Food for Better Guy Times"
State Fair	"Smart & Sensible Family Choices"
aidells	"Authentic Ingredients, Exceptional Tastes"
Gallo Salame	"Artisanal Italian Meats"

Retail (74% of Total)

2013 Retail Sales Breakout



Bakery, $104
Meat-Centric, $685
Commodity / Other, $2
24%
3%
73%
Meat, $2,103

$2,894MM Total

Foodservice (26% of total)

2013 Foodservice Sales Breakout



Commodity / Other, $88
Meat, $507
Bakery, $343
9%
33%
49%
9%
Meat-Centric, $88

$1,026MM Total

EXPANDS BRANDED PORTFOLIO
- INCLUDING FOUR $1BN+ BRANDS

Tyson

Tyson Brands

- Tyson
- ibp Trusted Excellence
- Mexican Original
- CornKing
- Lady Aster
- Wright Brand — Since 1922 — Bigger, Better Bacon
- Bosco's Pizza Co.
- Tortilla Land
- Chairman's Reserve
- Wilson Deli
- TNT Crust
- Nuevo Grille
- Weaver
- Star Ranch Angus
- Russer
- Bonici

Hillshire Brands

- Jimmy Dean
- Hillshire Farm — Since 1934
- Ball Park
- Sara Lee
- van's natural foods
- Golden Island
- aidells
- State Fair
- Gallo Salame
- Kahn's
- Bryan
- Chef Pierre
- Rudy's Farm

[ ] Brands >$1Bn of Retail Sales

ICONIC BRANDS WITH LEADING SHARE IN CORE CATEGORIES

Tyson Brands

Market Share in Leading Categories

Brand	Category	TSN Share Position
Tyson	Fresh Chicken	#1
	Frozen Cooked Prepared Chicken	#1
	Frozen Uncooked Chicken	#1
	Frozen Uncooked Cornish Chicken	#1
	Recipe Meats (Refrigerated Grilled & Ready Strips)	#2
Wright	Stack Pack Bacon	#1
	Bacon	#3

Hillshire Brands

Market Share in Leading Categories

Brand	Category	HSH Share Position
Jimmy Dean	Breakfast Sausage	#1
	Frozen Protein Breakfast	#1
Hillshire Farm	Smoked Sausage	#1
	Branded Lunchmeat	#2
Ball Park	Hot Dogs	#1
State Fair	Corn Dogs	#1
aidells	Super Premium Sausage	#1

Source: Symphony IRI Group, Total US Multi-Outlet, 52 weeks ending 5/18/14

LEADERSHIP IN LARGE CATEGORIES WITH SIGNIFICANT GROWTH POTENTIAL



Lunchmeat
Fresh Chicken
Hot Dogs
Breakfast Sausage
Smoked Sausage
Frozen Cooked Prepared Chicken
Frozen Protein Breakfast
Frozen Uncooked Chicken
86%
32%
86%
12%(1)
77%
29%
61%
27%
60%
28%
56%
34%
38%
23%
38%
13%
Size of Category
$6.2Bn
$7.3Bn
$2.5Bn
$1.9Bn
$2.0Bn
$2.6Bn
$1.5Bn
$1.7Bn
Dollar Growth
+0.1%
+6.5%
+0.3%
+5.4%
+3.5%
+0.4%
+8.3%
+1.9%
Category HH Penetration
Brand HH Penetration

Source: Nielson and Symphony IRI Group National Consumer Panel for 52 weeks ending 5/18/14 and Total U.S. Multi-Outlet for 52 weeks ending 5/18/14; growth rates are 3-year CAGRs

Note: (1) Represents dollar share for fresh chicken

TYSON IS NOW #2 IN FROZEN FOOD

Leader in frozen poultry and breakfast foods – two of the top growing categories within the freezer case


$7.2
$3.7
$3.3
$2.4
$2.0
$1.9
$1.8
$1.6
$1.3
$1.2
$1.2
Nestlé
Tyson
Hillshire
ConAgra Foods
Tyson
General Mills
Heinz
Unilever
Pinnacle
Hillshire
Schwan's
Kellogg's

Source: IRI U.S. Multi Outlet frozen category sales data for 52 weeks ending May 26, 2014 / figures in billions

FINANCIAL HIGHLIGHTS

FINANCIAL STRENGTHS

Tyson

- Tyson's prepared foods segment had operations margins of 2.2% in LTM 3/29/14, while Hillshire's adjusted operating margins were 9.4%
  - The transaction will be meaningfully accretive to our prepared foods margins
- Reduced net debt by $973 million from Q4 2009 through Q2 2014 [(2)]
- Net Debt-to-EBITDA down from 10.3x [(1)] in FY 2009 to 0.7x in Q2 2014 [(2)]
- Invested $558 million in FY2013 Capital Expenditures
- Liquidity of $1.4 billion at the end of Q2 2014, well above our target minimum liquidity of $1.2 billion
- Priorities for free cash flow:
  - Deleveraging
  - Capital Expenditures (which generate 20%+ IRR)
  - Acquisitions focused on value-added products and International
  - Share Repurchase (halted until deleveraging complete) and Dividends
- $2.5Bn of new term loans position the Company for rapid deleveraging
- Long term capital structure designed to maintain investment grade ratings

A strong capital structure creates opportunities

Notes

1. Net Debt-to-Adjusted EBITDA for FY 2009 was 3.1x
2. EBITDA, Adjusted EBITDA and Net Debt are non-GAAP financial measures. Tyson's EBITDA represents net income, net of interest, income tax and depreciation and amortization. Tyson's Adjusted EBITDA represents EBITDA plus goodwill impairment charges. Net Debt represents total current and long-term debt, less cash and short-term investments. These supplemental measures should not be considered as substitutes for net income or other measures reported in accordance with GAAP. For important information regarding the use of non-GAAP measures, including reconciliations to the most comparable GAAP measure, see "Cautionary Information—Non-GAAP Financial Information" above and the Appendix hereto

TYSON FINANCIAL TRENDS



Tyson Revenue
($Bn)
28.2
32.0
33.1
34.4
35.4
FY 10
FY 11
FY 12
FY 13
LTM 3/29/14



Tyson EBITDA (1)
($MM)
1,987
1,767
1,731
1,816
2,100
FY 10
FY 11
FY 12
FY 13
LTM 3/29/14

Note

1. EBITDA is a non-GAAP financial measure. Tyson's EBITDA represents net income, net of interest, income tax and depreciation and amortization. This supplemental measure should not be considered as a substitute for net income or other measures reported in accordance with GAAP. For important information regarding the use of non-GAAP measures, including reconciliations to the most comparable GAAP measure, see "Cautionary Information—Non-GAAP Financial Information" above and the Appendix hereto.

HILLSHIRE'S 100% VALUE-ADDED PROTEIN PORTFOLIO PROPELS TYSON'S PREPARED FOODS BUSINESS

Tyson LTM 3/29/14 Revenue Contribution

Tyson ($34.4Bn)


Chicken
31%
Prepared
9%
International
4%
Pork
15%
Beef
41%

Hillshire LTM 3/29/14 Revenue Contribution

Hillshire ($4.0Bn)


Foodservice/Other
26%
Retail
74%

Tyson LTM 3/29/14 Op Income Contribution

Tyson ($1,608MM) (Op Income Margin = 4.5%)


Prepared
5%
International
(6%)
Chicken
56%
Beef
23%
Pork
22%

Hillshire LTM 3/29/14 Adj. Op Income Contribution

Hillshire ($375MM) (Adj. Op Income Margin = 9.4%) (1)


Foodservice/Other
20%
Retail
80%

Note: Excludes intersegment sales of $1.2Bn for segment contribution breakdown

Note: (1) Represents adjusted operating income (see Appendix for details); pie chart percentages based on reported figures

MATURITY PROFILE ALLOWS FOR RAPID DELEVERAGING

Pro Forma Maturity Skyline

Fiscal Year Maturities ($MM)



New 5-year Notes
New 10-year Notes
New 30-year Notes
2,700
2,400
2,100
1,800
1,500
1,200
900
600
300
0
Pre-Payable
Pre-Payable
'14 '15 '16 '17 '18 '19 '20 '21 '22 '23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44
Existing TSN Bonds
Existing Hillshire Bonds
New Term Loans
Undrawn Credit Facility

~$3.5Bn of deleveraging available in first 3 years

* $190MM/year amortization of new term loans

** Excludes other miscellaneous debt such as foreign debt, capital leases

INVESTOR HIGHLIGHTS

- ✓ Tyson is one of the largest meat protein companies in the United States
- ✓ Tyson is one of the most recognized brand names in the food industry
- ✓ Hillshire acquisition creates ~$40Bn best-in-class food company
- ✓ Multi-protein, multi-channel and multinational presence
- ✓ Leader in protein: produces ~1 of every 5 pounds of chicken, beef & pork in the U.S.
- ✓ Strong, diversified portfolio of iconic retail foods brands
- ✓ With Hillshire, Tyson becomes the #2 player in U.S. frozen foods
- ✓ Strong cash flow generation earmarked for rapid deleveraging
- ✓ Firmly committed to investment grade, evidenced by:
  - Sizeable $2.4Bn common stock & tangible equity units issuance
  - $2.5Bn term loan, allowing for immediate debt repayment

APPENDIX

PRO FORMA CAPITAL STRUCTURE

($MM)	Actual As of March 29, 2014	Pro Forma, As Further Adjusted As of March 29, 2014
Cash & Equivalents	**438**	**295**
Short-term Debt	**52**	**409**
Long-term Debt:		
Revolving Credit Facility	--	--
Senior Notes:		
6.60% Senior Notes due April 2016	638	638
7.00% Notes due May 2018	120	120
4.50% Senior Notes due June 2022	1,000	1,000
7.00% Notes due January 2028	18	18
Discount on Senior Notes	(5)	(5)
Senior amortizing notes that are components of TEUs being offered concurrently (less current portion)	--	140
GO Zone tax-exempt bonds due October 2033	100	100
Other	17	17
Hillshire Debt (at fair value, less current portion)	--	869
Term Loans (less current portion) [1]	--	2,310
New Senior Notes [1]	--	3,250
Long-Term Debt	**1,888**	**8,457**
Total Debt	**1,940**	**8,866**

Notes
1. If Hillshire acquisition is not consummated, Tyson does not expect any debt under the proposed Debt Financings to be outstanding, other than the New Notes, which Tyson expects to contain a special mandatory redemption requirement if the acquisition is not consummated by a specified date.

EBITDA RECONCILIATION

Tyson Foods, Inc.
EBITDA Reconciliations
(In millions)
(Unaudited)

	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013	LTM 3/29/14
Net income	$ (551)	$ 765	$ 733	$ 576	$ 778	$ 966
Less: Interest income	(17)	(14)	(11)	(12)	(7)	(9)
Add: Interest expense	327	347	242	356	145	125
Add: Income tax expense *	7	438	341	351	409	522
Add: Depreciation	445	416	433	443	474	478
Add: Amortization **	30	35	29	17	17	18
EBITDA	$ 241	$ 1,987	$ 1,767	$ 1,731	$ 1,816	$ 2,100
Goodwill impairment	$ 560					
Adjusted EBITDA	$ 801					
Current Debt	$ 219					$ 52
Long-Term Debt	3,258					1,888
Total Debt	3,477					1,940
Less: Cash	(1,004)					(438)
Less: Short-term investments	-					(2)
Net Debt	$ 2,473					$ 1,500
Net Debt to EBITDA	10.3					0.7
Net Debt to Adjusted EBITDA	3.1					

* Includes taxes on discontinued operations

** Excludes amortization of debt discount expense

Note: Last twelve months ended March 29, 2014 is derived by adding the results for the six months ended March 29, 2014 to the results for the year ended September 28, 2013 and subtracting the results for the six months ended March 30, 2013.

OPERATING INCOME AND MARGIN RECONCILIATION

(In millions) (Unaudited)	Twelve Months Ended March 29, 2014		
	Sales	Operating Income	Operating Margin
Tyson Foods	$ 35,418	$ 1,608	4.5%
Tyson Foods - Prepared Foods	$ 3,445	$ 77	2.2%
Hillshire Brands	$ 3,983	$ 296	
Adjustments:			
Total restructuring actions excluding accelerated depreciation		69	
Accelerated depreciation		17	
Other significant items		3	
Reimbursed claim proceeds		(2)	
Acquisition advisory & other costs		1	
Pension settlement/withdrawal/other		1	
Tax indemnification accrual adjustment		(10)	
Hillshire Brands Adjusted Operating Income		$ 375	9.4%

Note: Last twelve months ended March 29, 2014 is derived (i) in the case of Tyson Foods, by adding the results for the six months ended March 29, 2014 to the results for the year ended September 28, 2013 and subtracting the results for the six months ended March 30, 2013 and (ii) in the case of Hillshire Brands, by adding the results for the nine months ended March 29, 2014 to the results for the year ended June 29, 2013 and subtracting the results for the nine months ended March 30, 2013